                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Falconstor, Inc.

We consent to the incorporation by reference of our report dated April 20, 2001, on the  consolidated  balance  sheet  of  Falconstor,  Inc.  and  subsidiary  (a development  stage  enterprise)  as  of  December  31,  2000,  and  the  related consolidated  statements of operations,  stockholders'  equity and comprehensive loss, and cash flows for the period from  inception  (February 10, 2000) through
December  31,  2000 in the  registration  statement  on Form  S-8 of  Falconstor
Software,  Inc. and to the reference to our firm under the heading  "Experts" in the prospectus and the registration statement.

                                                       KPMG LLP

Melville, New York
September 17, 2001